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                                                                   Exhibit 10.6




                        SMITH-GARDNER & ASSOCIATES, INC.



                 $12,000,000 CONVERTIBLE SUBORDINATED DEBENTURES
                              DUE DECEMBER 1, 2000



                               ------------------

                          DEBENTURE PURCHASE AGREEMENT

                               ------------------






                             AS OF DECEMBER 19, 1994



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                        Smith-Gardner & Associates, Inc.
                          Debenture Purchase Agreement
                             As of December 19, 1994

                                      INDEX
                                                                           Page

Table of Contents will generate here






                                       (i)

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EXHIBITS

Exhibit A        -    List of Lenders
Exhibit B        -    Form of Debenture
Exhibit C        -    Preferred Stock Terms
Exhibit D        -    Company Counsel Opinion
Exhibit E        -    Form of Non-Competition Agreement
Exhibit F        -    Form of Confidentiality and Invention Assignment Agreement


SCHEDULES

Schedule 2.4     -    Capitalization
Schedule 2.5     -    Subsidiaries; Investments
Schedule 2.6     -    Financial Statements
Schedule 2.7     -    Liabilities
Schedule 2.8     -    Absence of Certain Developments
Schedule 2.9     -    Accounts Receivable
Schedule 2.10    -    Title of Properties
Schedule 2.11    -    Tax Matters
Schedule 2.12    -    Contracts and Commitments
Schedule 2.13    -    Proprietary Rights
Schedule 2.14    -    Litigation and Compliance with Laws
Schedule 2.15    -    Customer and Supplier Actions
Schedule 2.16    -    Employee Benefit Programs
Schedule 2.17    -    Labor Laws
Schedule 2.19    -    Environmental Matters
Schedule 2.21    -    Product and Service Claims
Schedule 2.22    -    Backlog
Schedule 2.23    -    Information on Founders
Schedule 2.24    -    Broker's Fee
Schedule 5.1(c)  -    Indebtedness
Schedule 6.9     -    Affiliated Transactions
Schedule 6.10    -    Management Compensation




                                      (ii)

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                          DEBENTURE PURCHASE AGREEMENT

         AGREEMENT made as of the 19th day of December 1994 by and among Smith-Gardner & Associates, Inc., a Florida corporation (the "Company"), Wilburn Smith and Allan Gardner (each a "Founder" and collectively the "Founders") and the persons named in EXHIBIT A hereto (collectively the "Lenders," and each individually a "Lender").

         WHEREAS, the Company has agreed to sell and the Lenders have agreed to purchase convertible debentures due in the year 2000 from the Company in an aggregate principal amount of $12,000,000.

         WHEREAS, the proceeds from the purchase and sale of such convertible debentures shall be used by the Company for the purpose of making corporate distributions on the shares of capital stock held by the Company's existing shareholders.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. TERMS OF PURCHASE; PAYMENT TERMS


         1.1 SALE AND PURCHASE. Subject to the terms and conditions herein set forth, the Company shall issue and sell to each of the Lenders, and each Lender shall purchase from the Company, a convertible debenture due 2000 in substantially the form attached hereto as EXHIBIT B (a "Debenture" and collectively, the "Debentures") in the principal amount set forth opposite the name of such Lender in EXHIBIT A hereto for a purchase price equal to 100% of the principal amount thereof (the "Purchase Price"). The Debentures, which will aggregate to $12,000,000 in principal amount, will be dated the date of issuance thereof, mature on December 1, 2000 (the "Maturity Date"), bear interest and be payable as set forth in Section 1.2 hereof and be convertible as set forth in
Section 7 hereof.

         1.2 TERMS OF THE DEBENTURES.

                  (a) INTEREST. The Debentures shall bear interest on the unpaid principal amount thereof: (i) from the date of issuance thereof through and until June 30, 1997 at the rate of ten (10%) per annum; and (ii) from and after July 1, 1997 at a rate equal to fifteen percent (15%) per annum (the "Interest"). The Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed, and be payable on each March 31, June 30, September 30 and December 31 for the respective three-month periods ending on each such date, commencing on March 31, 1995 and upon any other payment or conversion of any principal amount of the Debentures.

                  (b) DEFAULT INTEREST. In the event that any principal amount of the Debentures is not paid within fifteen (15) days of when due payable (whether at stated maturity, by acceleration or otherwise), the Interest on that portion of such principal amount which has not been so paid shall,




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notwithstanding anything herein to the contrary and until that portion of such principal payment on the Debentures has been brought current, thereafter bear interest at a rate of twenty percent (20%) per annum.

                  (c) PRINCIPAL PAYMENTS. Subject to prior conversion pursuant to the terms of this Agreement and prepayments authorized under Section 1.2(f), the Company shall pay the principal balance of the Debentures without set-off, deduction or counterclaim in the following principal amounts on the payment dates indicated, together in each case with all accrued interest thereon:

                                                AMOUNT OF PRINCIPAL
             PAYMENT DATE                           BALANCE REPAID
             ------------                       -------------------
             DECEMBER 1, 1999                      $  6,000,000
             DECEMBER 1, 2000                      $  6,000,000

                  (d) CONVERSION. The Debentures shall be convertible at the option of a majority in interest of the Lenders into shares of Convertible Participating Preferred Stock, par value $.01 per share ("Convertible Preferred Stock"), and Redeemable Preferred Stock, par value $.01 per share ("Redeemable Preferred Stock"), of the Company, all in accordance with, on the terms and during the periods set forth in Section 7 hereof. No conversion of the Debentures shall be permitted except as provided in Section 7 hereof.

                  (e) PAYMENTS ON THE DEBENTURES. All payments of principal and interest on the Debentures shall be made by the Company in lawful money of the United States of America in immediately available funds not later than 12:00 p.m., Boston time, on the date such payment is due, or, if such date is not a Business Day, then on the next succeeding Business Day, at the address of the Lenders stated in EXHIBIT A hereto or, if not so stated, at such other addresses of which the Company shall have received written notice or, at the Company's or the Lender's election, by crediting the Lender's account at a bank designated by the Lender in writing to the Company.

                  (f) PREPAYMENT. The outstanding principal amount of the Debentures may be prepaid, in whole but not in part, by the Company at any time upon sixty (60) days prior written notice. The Debentures shall be subject to mandatory prepayment upon the consummation of: (i) the sale of all or substantially all of the assets of the Company; (ii) the sale or transfer of all or a majority of the outstanding capital stock of the Company other than as permitted under the terms of Section 9 hereof; (iii) an initial public offering of the Company's Common Stock under the Securities Act of 1933, as amended; or
(iv) the merger or consolidation of the Company with or into another corporation or entity (other than a wholly-owned subsidiary or in connection with an acquisition permitted under the terms of Section 6.13 hereof).

         1.3 CLOSING. A closing (the "Closing") of the sale and purchase of the Debentures shall take place at such location, date and time as shall be mutually agreed upon by the Company and the Lenders (the "Closing Date"). At the Closing, the Company will deliver the Debentures being



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acquired by each Lender against payment of the full Purchase Price therefor by or on behalf of each Lender to the Company by certified or bank cashier's check or wire transfer of immediately available funds.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FOUNDERS

         In order to induce the Lenders to enter into the Agreement, each of the Company and, to the best of their knowledge, the Founders hereby jointly and severally agrees with the Lenders and represents and warrants to the Lenders that, as of the date hereof:

         2.1 ORGANIZATION, EXISTENCE AND AUTHORITY. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Florida; the Company does not own or lease any real property outside the State of Florida, and has no employees residing outside the State of Florida. The Company has all requisite corporate power and authority, and all material and necessary authorization, approvals, orders, licenses, certificates and permits, to conduct its business as presently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and all related instruments and agreements executed in connection herewith. A true and complete copy of the Company's Articles of Incorporation as amended to date, certified by the Florida Secretary of State, and of the Company's by-laws, as amended to date, certified by the Company's Secretary have previously been delivered to the Lenders, are complete and correct, and, with the exception of the amendment creating the Preferred Shares (as defined below), no amendments thereto are pending. The Company is not in violation of any term of its charter or by-laws, or, in any material respect, of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party, which would, in any individual instance, or in any series of related instances, have a material adverse effect on the Company.

         2.2 AUTHORIZATION. This Agreement and all documents and instruments executed by the Company and the Founders pursuant hereto are valid and binding obligations of the Company and, to the extent applicable, the Founders, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditor's rights or general principles of equity. The execution, delivery and performance of this Agreement and all documents and instruments contemplated hereby, the issuance of the Debentures and, if converted, the Convertible Preferred Stock and the Redeemable Preferred Stock (collectively, the "Preferred Shares") issuable upon such conversion and, if the Convertible Preferred Stock is converted into Common Stock, the Common Stock issuable upon such conversion (the "Conversion Shares"), have been duly authorized by all necessary corporate action of the Company. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the issuance, delivery, payment, redemption or conversion of the Debentures in accordance with the terms of this Agreement or, if the Debentures are converted, the Preferred



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Shares, or, if the Convertible Preferred Stock is converted, the Conversion
Shares, or the performance or consummation of any other transaction contemplated hereby or thereby.

         2.3 NON-CONTRAVENTION. The execution, delivery and performance by each of the Company and the Founders of this Agreement and the other agreements executed pursuant hereto to which they are a party and the consummation of the transactions contemplated hereby does not and will not: (a) conflict with or result in any default under any material contract, obligation or commitment of the Company or either of the Founders or any charter provision, by-law or corporate restriction applicable to the Company; (b) result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or either of the Founders; or (c) violate any instrument, agreement, judgment, decree or order, or any statute, rule or regulation of any federal, state or local government or agency, applicable to the Company or either of the Founders or to which the Company or either of the Founders is a party.

         2.4 CAPITALIZATION. The authorized capital stock of the Company consists of (i): 25,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 5,263,100 shares are, or as of the Closing Date will be, duly and validly issued, outstanding, fully paid and non-assessable and
(ii) 5,000,000 shares of preferred stock, $.01 par value per share, of which 22,557 shares have been designated as the Convertible Preferred Stock and 12,000 shares have been designated as the Redeemable Preferred Stock, of which no shares are, or as of the Closing Date will be, issued or outstanding. 2,500,000 of such outstanding shares of Common Stock are owned beneficially, and of record, by each of Wilburn Smith and Allan Gardner, free and clear of any adverse claims, and 263,100 of such outstanding shares of Common Stock are owned beneficially and of record by Thomas Quigley, free and clear of any adverse claims. Except for the Debentures to be issued hereunder, there are no outstanding warrants, options, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. The Company has duly and validly authorized and reserved 22,557 shares of Convertible Preferred Stock and 12,000 shares of Redeemable Preferred Stock for issuance upon conversion of the Debentures and 2,255,614 Conversion Shares for issuance upon conversion of the Convertible Preferred Stock; and the shares of Convertible Preferred Stock, Redeemable Preferred Stock and Common Stock so issued will, upon such conversion, be validly issued, fully paid and non-assessable. The relative rights, preferences, restrictions and other provisions relating to the Convertible Preferred Stock and Redeemable Preferred Stock are as set forth in EXHIBIT C attached hereto (the "Preferred Stock Terms"). Except as disclosed in SCHEDULE 2.4 hereof or as set forth in the Company's charter documents, there are no restrictions on the transfer of the shares of capital stock of the Company other than those arising under federal and state securities laws or under this Agreement. There are no rights to have the Company's capital stock registered for sale to the public in connection with the laws of any jurisdiction, other than rights set forth in the Registration Rights Agreement.

         2.5 SUBSIDIARIES: INVESTMENTS. The Company does not have any subsidiaries. Except as disclosed in SCHEDULE 2.5, the Company does not own or have, nor has it previously owned or had,



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any direct or indirect interest in, control over or loan or advance to, any person, corporation, partnership, joint venture or other entity of any kind.

         2.6 FINANCIAL STATEMENTS. Included in SCHEDULE 2.6 are the following financial statements of the Company:

                           (a) Unaudited balance sheets of the Company as at December 31, 1993 and December 31, 1992, and the related statements of operations and cash flows for the twelve month periods ended on such dates, in each case reviewed by Bernard A. Strauss, the Company's independent certified public accountant; and

                           (b) Preliminary unaudited balance sheet of the Company as at October 3, 1994 and preliminary unaudited statement of operations for the nine-month period then ended.

                  All of such financial statements have been prepared on a cash basis, fairly represent the financial condition of the Company in all material respects as of the dates thereof on such basis, and are true, accurate and complete in all material respects as of the dates thereof. Nothing has come to the attention of the senior management of the Company since such dates which would indicate that such financial statements were not true, accurate and complete in all material respects as of the dates thereof.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent disclosed in SCHEDULE 2.7 and to the extent reflected or reserved against in the unaudited balance sheet of the Company as of October 3, 1994 included in
SCHEDULE 2.6 (the "Base Balance Sheet"), the Company does not have any material liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof and required to be disclosed in a balance sheet prepared in accordance with general accepted accounting principals (GAAP) and the Company has no other material contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof which are not specifically disclosed elsewhere in this Agreement or the Schedules hereto, (other than contractual obligations to customers and vendors arising out of transactions entered into in the ordinary course of the Company's business).

         2.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed on SCHEDULE
2.8 or elsewhere in this Agreement (including the Schedules hereto), since the date of the Base Balance Sheet, there has been: (a) no material adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, properties or business of the Company; (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock in the Company; (c) no waiver of any valuable right of the Company or cancellation of any material debt or claim held by the Company; (d) no material loan by the Company to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor; (e) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, agent or shareholder of the Company (other than salary increases in



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the ordinary course of business consistent with past practice); (f) no material loss, destruction or damage to any property of the Company, whether or not insured; (g) no labor trouble involving the Company and no material change in the senior management or other key personnel of the Company or the terms and conditions of their employment; and (h) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other material transaction by the Company otherwise than for fair value in the ordinary course of business.

         2.9 ACCOUNTS RECEIVABLE. Except to the extent reserved against in the Base Balance Sheet or disclosed elsewhere in this Agreement (including the Schedules hereto), all of the accounts receivable of the Company represent bona fide completed sales made in the ordinary course of business, are valid and enforceable claims and are, to the best knowledge of the Company, subject to no set-off or counterclaim and collectible in the ordinary course. Except as disclosed on SCHEDULE 2.9, the Company has no accounts receivable from any person, firm or corporation which is affiliated with it or from any of its directors, officers, employees or shareholders.

         2.10 TITLE TO PROPERTIES. Except as disclosed in SCHEDULE 2.10 or in the Base Balance Sheet, the Company has good and marketable title to all of its properties and assets, free and clear of any liens, restrictions or encumbrances which could materially and adversely affect the value of such properties or interfere with the Company's use thereof. All machinery and equipment included in such properties which is necessary to the business of the Company is in good condition and repair, reasonable wear and tear excepted, and the Company is not in default under any material leases of real or personal property to which it is a party, and such leases by their terms afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation, in any material respect, of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of violation with which it has not complied, which would, in any individual instance, or any series of related instances, have a material adverse effect on the Company.

         2.11 TAX MATTERS. Except asset forth in SCHEDULE 2.11, the Company and each of the Founders (it being understood that all representations made in this Section 2. 11 relating to the Founders are made only to the extent they relate to disclosure and payment of their personal income taxes related to the taxable income of the Company) have timely and properly filed or received timely and proper extensions for the filing of all Tax Returns required to be filed by them, and all such Tax Returns were correct and complete in all material respects. The Company and each of the Founders has paid all Taxes owed by them (whether or not shown on any Tax Return), except Taxes which have not yet accrued or otherwise become due. All Taxes and other assessments and levies which the Company and each of the Founders was or is required to withhold or collect from customers or employees have been withheld and collected and have been paid over or will be paid over when due to the proper governmental authorities. Except as set forth in SCHEDULE 2.11: (a) none of the Company or either of the Founders has ever received notice of any audit or of any proposed deficiencies from the Internal Revenue Service ("IRS") or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof without material adverse effect on the Company or either of the Founders or their respective



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financial condition); (b) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company or either of the Founders for any year; (c) neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of the Company and each of the Founders, threatening to assert against the Company or either of the Founders any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Company; and (d) none of the Company or either of the Founders has ever been a member of an affiliated group of corporations filing a combined federal income Tax Return, nor does the Company or either of the Founders have any liability for Taxes of any other Person under Treasury Regulation ss. 1. 1502-6 (or any similar provision of foreign, state or local law) or otherwise. None of the Company or either of the Founders is a party to any Tax allocation or sharing arrangement. The Company has, at all times since December 9, 1988, qualified and presently qualifies as an entity properly taxable as an S corporation (as defined in Section 1361 of the Code).

         2.12 CONTRACTS AND COMMITMENTS. Except as set forth in this Agreement (including the Schedules hereto), the Company is not a party to any contract, obligation or commitment: (a) which involves a potential commitment or payment in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business; (b) with any of the Founders or its other officers or key employees or persons or organizations related to or affiliated with any such persons; (c) which relate to the purchase, redemption, transfer or voting of its capital stock; or (d) relating to the licensing, distribution, development, purchase, sale or servicing of software; except in each case as are described in SCHEDULE 2.12, and copies of all such agreements have been delivered or made available to the Lenders, (all such contracts and commitments described on SCHEDULE 2.12 are collectively referred to as the "Material Agreements"). Other than termination or expiration in the ordinary course of business, the Company does not know of any basis for the termination, expiration or modification of any of the Material Agreements within one year from the date hereof nor has it received any notice thereof, which termination, expiration or modification would not be at the Company's option and would have a material adverse effect on the Company. The Company is not in default in any material respect under any Material Agreement, and to the best knowledge of the Company there is no state of facts which upon notice or lapse of time or both would constitute such a default.

         2.13 PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. Set forth in SCHEDULE
2.13 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, programming processes, formulae, trade secrets and know how (collectively "Intellectual Property") necessary to the conduct of its business as presently conducted and as proposed to be conducted. The Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property. No claim is pending or, to the best knowledge of the Company,



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threatened against the Company to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, or the operation or products or services of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). The Company has not received any notice from any other person asserting that any of the Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, or the operation or products or services of the Company infringe upon or conflict with the asserted rights of such person under any Intellectual Property. No claim is pending or threatened against the Company to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). The Company has not received any notice from any other person asserting that any of the Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. Except as set forth on SCHEDULE 2.13, the Company has taken commercially reasonable actions to ensure the confidentiality of all non-patented technical information developed by or belonging to the Company that is material to the business of the Company. Except as disclosed in SCHEDULE 2.13, neither the Company, the Founders, nor, to the best of the Company's knowledge, any of the Company's other employees has any agreements or arrangements with former employers of any past or present employees relating to any Intellectual Property of such employers, which interfere or conflict with the performance of such employee's duties for the Company or results in such employers having any rights in, or claims on, the Company's Intellectual Property. The activities of the Founders and, to the best knowledge of the Company, the Company's other employees and agents on behalf of the Company do not violate any agreements or arrangements which any such employees or agents have with former employers.

         2.14 LITIGATION AND COMPLIANCE WITH LAWS.

                  (a) Except as set forth in SCHEDULE 2.14, there is no investigation, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the best knowledge of the Company, threatened against the Company or any Founder or key employee of the Company, which calls or has a possibility of calling into question the validity, or hindering the enforceability or performance. of this Agreement or any action taken or to be taken pursuant hereto or by any of the other agreements and transactions contemplated hereby; nor to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation should reasonably be anticipated to be instituted and have a material adverse effect on the Company or the business prospects of the Company.

                  (b) Except as to subject matter more specifically addressed elsewhere in this Agreement and except as set forth in SCHEDULE 2.14, the Company is, and at all times during its existence has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign and all export control or similar laws or regulations, except where non-compliance therewith, in any individual instance or any series of related instances, would not



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have a material adverse effect on the Company. Except as set forth in SCHEDULE
2.14, the Company is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, demand or assessment, that the Company or its assets are subject to or by which the Company is bound and which has been issued by any court or any federal, state, municipal or other governmental or self-regulatory agency, organization, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the business, affairs, properties or assets of the Company. Except as set forth in SCHEDULE 2.14, the Company has not been charged or, to the best knowledge of the Company, threatened with, or under investigation with respect to, any material violation of material federal, foreign, state, municipal or other law or any administrative rule or regulation, domestic or foreign in any matter directly relating to or affecting the business, affairs, properties or assets of the Company.

         2.15 PERMITS; CUSTOMER AND SUPPLIER RELATIONS. The Company has all necessary franchises, permits, licenses and other rights and privileges to own its property and to conduct its business as it is presently or proposed to be conducted, except for those the absence of which could not have a material adverse effect on the Company. The Company believes that the relationships of the Company with its major customers and its suppliers are good commercial working relationships, and, except as set forth on SCHEDULE 2.15, no major customer has terminated its relationship with the Company and the Company has not received any notice within the last two years from any major customers or suppliers of their intention to terminate, or otherwise modify such relationships in a manner which could have a material adverse effect on the Company.

         2.16 EMPLOYEE BENEFIT PROGRAMS. Except as set forth on SCHEDULE 2.16 hereto, the Company does not maintain and has not in the past maintained any Employee Program (as defined herein). For purposes of this Section 2.16, "Employee Program" means (a) all employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, Multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (b) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (a) above. An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries). The Company has not maintained any employee benefit plan to which more than one employer contributes pursuant to one or more collective bargaining agreements. SCHEDULE 2.16 sets forth a list of every Pension Plan (as hereinafter defined) that has been maintained by the Company at any time during the twelve-month period ending on the Closing Date. The Company has not incurred (a) any material accumulated funding deficiency within the meaning of ERISA, or (b) any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any Pension Plan established or maintained by it. The Company has not had any tax assessed against it by the MS for any alleged violation under
Section 4975 of the Internal Revenue Code. The Company does not have any unfunded liability under a Pension Plan or a contingent liability for withdrawal from a multi-employer Pension Plan except as disclosed in the financial statements. "Pension Plan" shall mean an employee benefit plan or other plan maintained for the employees of the Company as described in Section 4021(a) of ERISA.

         2.17 LABOR LAWS. The Company employs approximately 150 individual employees. The Company is not subject to any collective bargaining agreement or other labor agreement. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth on SCHEDULE 2.17, upon termination of the employment of any of said employees, the Company will not by reason of anything done prior to the Closing be obligated to provide advance notice of termination of employment or be liable to any of said employees for so-called "severance pay." The Company is in material compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or threatened against or involving the Company and no union has demanded or requested to represent or, to the best knowledge of the Company, is currently attempting to represent, any of the Company's employees.

         2.18 SOLVENCY. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. After giving effect to the transactions provided for or contemplated herein (including the payment of the distribution to the Company's existing shareholders to be made with the proceeds of the Debentures), to the best knowledge of the Company: (a) it will be able to pay its debts as they come due in the usual course of business and will have adequate capital to conduct its business; and (b) its total assets will be greater than its total liabilities (total assets for this purpose being determined on the basis of the "fair saleable value" thereof). For purposes of this Section 2.18, the "fair saleable value" of the assets of the Company means the gross amount (without deduction for costs of sale, taxes or other payments) of money that might be expected to be realized, as of the valuation date, from an interested purchaser in a not theoretical market aware of all relevant information and a seller, equally informed, who is interested in disposing of the entire operation as a going-concern, neither party being under a compulsion to act.

         2.19 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in SCHEDULE 2.19 and except for individual instances or any series of related instances which would not have a material adverse effect on the assets, business or financial condition of the Company: (i) to the best knowledge of the Company, the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined in Section 2.19(b) below), nor has the Company contracted with any party for the generation, transportation, use, storage, treatment, disposal or management of any Hazardous Waste; (ii) to the best knowledge of the Company, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located or which contain or contained any asbestos or asbestos-containing material, any polychlorinated byphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation; (iii) to the best knowledge of the Company, the Company has never violated any Environmental Law (as defined in Section 2.19(b)(iii) below); and
(iv) the Company, the operations of its businesses, and any real property owned, operated, leased, or used by the Company, and any facilities and operations of the Company thereon, to the best of the Company's knowledge, are presently in compliance in all material respects with all applicable Environmental Laws and any and all orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any orders or directives with respect to any clean-up or remediation of any release or threat of release of any Hazardous Material.

                  (b) For purposes of this Section 2.19, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, asbestos, polychlorinated byphenyls, urea formaldehyde, toxic substance,pollutant, contaminant, or other substance which may pose a threat to the environment or tohuman health or safety, as defined or regulated under any Environmental Law;(ii) "Hazardous Waste* shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal. state, or local level existing as of the date hereof or previously enforced; and (iv) the "Company" shall mean and include the Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law including, but not limited to, lessees.

         2.20 INVENTORY. The Company's inventory is of a quality and quantity which is salable in the ordinary course of conduct of the Company's business and the Company maintains adequate reserves against the cost basis of its inventory based on the Company's historical and projected performance. None of the Company's net inventory is obsolete or unsalable in a material amount.

         2.21 PRODUCT AND SERVICE CLAIMS. Except as set forth on Schedule 2.21, other than warranty claims substantially consistent with the Company's past experience and which are not, in the aggregate, material to the Company, there are no pending or, to the best of the Company's knowledge, threatened product or service claims with respect to any products manufactured or services provided by the Company prior to the Closing Date nor are there any facts upon which a claim of such nature should reasonably be anticipated to be based. Except for on-going price renegotiation with customers in the ordinary course of business, no claim has been made against the Company for renegotiation or price of any business transaction resulting from or relating to defective products or services, and, to the best of the Company's knowledge, there are no facts upon which any such claim should reasonably be anticipated to be based.

         2.22 BACKLOG. As of December 1, 1994, the Company had a backlog of firm orders for the sale of products as set forth in SCHEDULE 2.22. All of the Company's backlog represent and will, as of the Closing Date, represent orders for products with specifications that can be met in accordance with the terms of such orders and in the ordinary course of conduct of the Company's business without undue delay or extraordinary expense.

         2.23 INFORMATION SUPPLIED TO LENDERS. Neither this Agreement, nor the Schedules referenced herein, nor any certificate or statement furnished to the Lenders by or on behalf of the Company pursuant to the terms hereof, when taken together, contains any untrue statement of a material fact, and none of this Agreement, the Schedules or such other documents, omits to state a material fact necessary in order to make the statements contained therein not misleading. To the best of the Company's and each of the Founders' knowledge, there is no material fact directly relating to the business, operations or condition of the Company (other than facts which relate to general economic or computer software industry trends or conditions) that materially adversely affects or in the future in the reasonable business judgment of the Company (so far as the Company may now foresee based upon material facts of which they are now aware) is likely to materially adversely affect the same that has not been set forth in this Agreement or in the Schedules hereto. Except as disclosed on Schedule 2.23, neither of the Founders or any of their respective affiliates has been: (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from, or otherwise imposing limits or conditions on his, engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

         2.24 BROKER'S -FEE. Except as set forth on SCHEDULE 2.24, the Company has not incurred or become liable for any brokerage commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify the Lenders against any claims against the Lenders for brokerage fees or commissions payable to any broker or finder retained by or on behalf of the Company or the Founders in connection with the financing contemplated by this Agreement and to pay all expenses incurred by the Lenders in connection with the defense of any action brought to collect any brokerage fees or commissions by any such broker or finder.

SECTION 3. CLOSING CONDITIONS OF LENDERS

         The Lenders' obligation to purchase and pay for the Debentures shall be subject to compliance by the Company with the following conditions, each of which shall be presumed fulfilled to the Lenders' satisfaction upon execution of this Agreement by the Lenders:

         3.1 OPINIONS OF COMPANY COUNSEL. The Lenders shall have received from counsel for the Company, Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., their favorable opinion, dated the Closing Date, substantially in the form attached hereto as EXHIBIT D.

         3.2 AUTHORIZATION. The Company shall have duly adopted resolutions in form reasonably satisfactory to the Lenders authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, including, without limitation, the issuance of the Debentures, the issuance of the Preferred Shares upon conversion of the Debentures and, upon conversion of the Convertible Preferred Stock, the issuance of the Conversion Shares, and the Lenders shall have received a duly executed certificate of an authorized officer of the Company setting forth a copy of such resolutions and such other matters as may be requested by the Lenders.

         3.3 NON-COMPETITION AND OTHER AGREEMENTS. Each of the Founders shall have entered into a Non-Competition Agreement with the Company in the form of EXHIBIT E hereto. All senior management of the Company who are exposed to technical and proprietary information of the Company shall have entered into confidentiality and invention assignment agreements with the Company substantially in the form attached as EXHIBIT F.

         3.4 LIFE INSURANCE. The Company shall have delivered evidence to the Lenders of the actions the Company has taken as of the date hereof to obtain key man life insurance in accordance with the terms of Section 6.7 hereof.

         3.5 CHARTER AMENDMENT. The Company shall have duly and properly authorized and filed with the Florida Secretary of State an amendment and restatement of its Articles of Incorporation which shall create the Preferred Shares with the terms set forth on EXHIBIT C hereto.

         3.6 DELIVERY OF DOCUMENTS. Concurrently with the Closing of the transactions contemplated hereby, the Company shall have executed and delivered to the Lenders (or shall have caused to be executed and delivered to the Lenders, by the appropriate Persons), the following:

                  (a)      The Debentures;

                  (b) Certified copies of resolutions of the Company authorizing the execution and delivery of this Agreement and the Debentures;

                  (c) A copy of the Company's Amended and Restated Articles of Incorporation, as amended, certified as of a recent date by the Florida Secretary of State and a copy of the Company's by-laws, as amended;

                  (d) The Registration Rights Agreement; and

                  (e) Such other supporting documents and certificates as the Lenders may reasonably request and as may be required pursuant to this Agreement.

         3.7 USE OF PROCEEDS. All proceeds from the sale of the Debentures by the Company to the Lenders may be used to make a corporate distribution to the Company's existing shareholders.

         3.8 NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation applicable to the Company or the Founders, shall not be subject to any injunction, stay or restraining order and shall not require any filings, approvals or consents which shall not have previously been made or obtained.

         3.9 NO LITIGATION. No litigation, suit, action, claim or investigation shall be pending, or threatened, which might impair or prevent the performance of the Company or the Founders hereunder or the transactions contemplated herein.

         3.10 NO ADVERSE CHANGE. Between October 3, 1994 and the Closing Date, there shall have been no material adverse change in the financial conditions, prospects, properties. assets, liabilities, business or operations of the Company, whether or not in the ordinary course of business.

         3.11 ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken by the Company and the Founders prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Lenders, and the Lenders shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith. The issuance and sale of the Debentures to the Lenders shall be made in conformity with all applicable state and federal securities laws.

SECTION 4. CLOSING CONDITIONS OF THE COMPANY

         The Company's obligations to sell and issue the Debentures shall be subject to the following conditions, each of which shall be presumed fulfilled to the Company's satisfaction upon execution of this Agreement by the Company:

         4.1 AUTHORIZATION. The Company shall have received a duly executed certificate of an authorized officer or agent for each of the Lenders setting forth the basis of such Lender's authorization to consummate the transactions contemplated hereby in accordance with the terms hereof, including, without limitation, the purchase of the Debentures and such other matters as may be requested by the Company.

         4.2 NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, shall not be subject to any injunction, stay or restraining order and shall not require any filings, approvals or consents which shall not have previously been made or obtained.

         4.3 NO LITIGATION. No litigation, suit, action, claim or investigation shall be pending, or threatened, which might impair or prevent the performance of the Company or the Founders hereunder or the transactions contemplated herein.

         4.4 PURCHASE PRICE. The Company shall have received the entire Purchase Price for the Debentures as specified in Section 1.3.

SECTION 5.        FINANCIAL COVENANTS

         The Company (which term shall be deemed to include, for purposes of this Section 5, any subsidiary or subsidiaries of the Company formed after the date of this Agreement) and, with respect to Section 5.3, each of the Founders shall comply with the following covenants, from the date hereof and for so long as any of the Debentures remains outstanding.

         5.1 INDEBTEDNESS. The Company will not directly or indirectly, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

                  (a) Indebtedness under the Debentures and any other Indebtedness owed by the Company to the Lenders;

                  (b) Senior Debt in an aggregate outstanding principal amount less than or equal to ten percent (10%) of the Company's gross revenues for the then prior fiscal year as set forth on the audited financial statements delivered pursuant to Section 6.1 hereof;

                  (c) Indebtedness (including Indebtedness owed to any stockholders or affiliates of the Company) as described in SCHEDULE 5. 1 (C) .

                  (d) Indebtedness with respect to trade obligations (including trade payables) and other normal accruals, including Taxes, assessments and other governmental charges, arising in the ordinary course of business and not yet due and payable, or which are being contested in good faith by appropriate proceedings, and then only to the extent the amount thereof has been set aside on the Company's books;

                  (e) Indebtedness incurred for purchase money obligations and Capital Leases, so long as: (i) the pertinent assets are acquired for use in the ordinary course of the Company's business; and (ii) either the Indebtedness secured thereby does not exceed the fair market value of such assets or the purchase price thereof if such assets are acquired directly from the manufacturer or an authorized dealer thereof, and

                  (f) Indebtedness in respect of guarantees by the Company to a third party, to the extent that any such guarantee secures Indebtedness of the Company which is specifically permitted to be incurred or to remain outstanding under the provisions of this Section 5. 1.

         5.2 LIENS. The Company will not, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined below) of any nature whatsoever on any of its assets (including any leasehold interests in property used by the Company) or ownership interests now or hereafter owned, other than:

                  (a) Liens securing the payment of taxes and other government charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall have set aside on its books adequate reserves to the extent required by generally accepted accounting principles and provided that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of the Company's property shall be seized and sold in satisfaction thereof;

                  (b) Liens securing Indebtedness permitted under Sections 5.1(b), 5.1(c) and 5.1(e) above;

                  (c) Deposits under worker's compensation, unemployment insurance and social security laws;

                  (d) Restrictions, easements, and minor irregularities in title which do not and will not materially interfere with the occupation, use and enjoyment of the properties of _________ in the normal course of business as presently conducted or materially impair _________ such, assets for the purpose of such business;

                  (e) Liens imposed by law, such as mechanics', materialmen's, landlords's, _____________ and carriers' Liens and other similar Liens, securing obligations incurred in _________ course of business which are not past due or which are being contested in good __________ appropriate proceedings and for which appropriate reserves have been established;

                  (f) Liens, deposits or pledges to secure the performance of bids, tenders, __________ than contracts for the payment of indebtedness), leases (to the extent _________ the terms of this Agreement), public or statutory obligations, surety, stay, ___________ity, performance or other similar bonds, or other similar obligations arising in __________ course of business;

                  (g) Judgment and other similar Liens arising in connection with court provided that the execution or other enforcement of such Liens is effectively __________ claims secured thereby are being actively contested in good faith and by PROCEEDINGS; and

                  (h) Liens against the fee interest in real property leased by the Company _______ring obligations of the owner of such property.

         5.3 DISTRIBUTIONS OR REDEMPTIONS.

                  (a) Except as otherwise expressly authorized or permitted by this ________ the Company will not: (i) make any distributions of cash, property or securities ___________y with respect to any of its capital stock; (ii) directly or indirectly redeem, otherwise acquire for consideration any shares of its capital stock; or make any payments to the Founders.

                  (b) Notwithstanding the provisions of subsection 5.3(a) above, the __________, subject to the terms hereof, make periodic cash distributions to the __________ of the Company in an aggregate amount which does not exceed the Company's __________ taxable income from January 1, 1994 (less any amounts distributed prior to ____________ and any withholding excess or other state taxes payable by the Company and without ________ excess of any original issue discount deductions attributable to the Debentures __________ cash interest paid thereon) and after the payment of all Interest on, and _________ the Debentures which is then due and payable and so long as the Company, _________ to such stockholder distributions has working capital which is sufficient to __________ business needs as they come (including all payments of interest on ________f, the Debentures due within, the next year); PROVIDED, HOWEVER, that if the __________ot properly qualified as an S corporation for federal income tax purposes at any date hereof, the Company shall for any such periods ending on or prior to June _________ be permitted to make cash distributions in an amount equal to the Company's after-tax net income for such periods, and the Company shall not make any cash distributions after June 30, 1997 unless such distribution has been approved in advance by both the Company and the Lenders.

                  (c) If any amounts are distributed to the stockholders with respect to any period prior to or after the date hereof on the assumption that the Company was then qualified as an S corporation and it is later determined that the Corporation was not an S corporation for Federal income tax purposes during such period, each stockholder, by his signature hereto, agrees to promptly contribute to the capital of the Company his proportionate share (based on relative stockholdings at the time of the underlying distribution) of the lesser of: (i) such distributions; or (ii) the aggregate amount of the Company's federal and state income tax liabilities for such periods.

                  (d) The Lenders shall, from time to time and upon ten (10) business days prior written notice, be entitled to date of each receive a written statement from the Company setting forth the amount of any payments or distributions hereunder and a certification by the Founders that such distributions were in compliance with the terms hereof, together with the calculations forming the basis for such distributions.

                  (e) Notwithstanding the provisions of Section 5.3(a), the Company may (i) make salary and bonus payments to the Founders as provided in
Section 6.10 hereof, and (ii) repurchase or redeem shares of Common Stock issued pursuant to stock repurchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment and involuntary transfers by operation of law, at a repurchase price which does not exceed the purchase price paid to the Company for such shares.

SECTION 6. OPERATING AND REPORTING COVENANTS

         Without the prior written consent of the Lenders, the Company (which term shall be deemed to include, for purposes of this Section 6, any subsidiary or subsidiaries of the Company formed after the date of this Agreement) and, solely to the extent of Sections 6.4 and 6.11, the Founders, shall comply with the following covenants, for so long as any of the Debentures or any shares of Convertible Preferred Stock remain outstanding or until the Company shall successfully complete a Qualified Public Offering, whichever occurs first:

         6.1 FINANCIAL STATEMENTS & MINUTES. The Company shall maintain a system of accounts from which financial statements prepared in accordance with generally accepted accounting principles consistently applied can be derived, keep full and complete financial records and furnish to each of the Lenders the following reports: (a) within 120 days after the end of fiscal year 1994, and within 90 days after the end of each fiscal year thereafter, a copy of the balance sheet of the Company as at the end of such year, together with statements of operations and cash flow of the Company for such year, audited by independent public accountants of recognized national standing reasonably satisfactory to the Lenders, prepared on an accrual basis consistently applied, and, commencing with fiscal year 1995, including in comparative form the corresponding figures for the prior fiscal period; (b) within 45 days after the end of each calendar quarter, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of operations and cash flow for the Company for such quarter and for the year to date, and, commencing with fiscal year 1995, including in comparative form the corresponding figures for the prior fiscal period; (c) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations for the Company for such month and for the year to date; (d) as soon as reasonably practicable after any meetings of the Board of Directors of the Company, copies of the minutes of such meeting; (e) in connection with the annual and quarterly financial statements delivered pursuant to clauses (a) and (b) above, a certification from the Chief Financial Officer of the Company if there exists any default or Event of Default under this Agreement, or any set of facts or circumstances which, with the giving of notice and/or the passage of time, could constitute such a default or Event of Default and stating the relevant facts and the related consequences and what actions the Company proposes to remedy them; and (f) such other financial information as the Lenders may reasonably request. The Lenders or their authorized representatives shall have the right to meet with the Company's independent auditors not less than once each year to discuss the financial condition and results of operation of the Company, its financial controls and the accounting principles applied in the preparation of its financial statements.

         6.2 BUDGET AND STRATEGIC PLAN. The Company shall prepare and submit to the Lenders a budget and strategic plan for the Company for each fiscal year of the Company within 45 days after the first day of fiscal year 1995 and at least 30 days prior to commencement of each fiscal year thereafter, commencing fiscal year 1996. The Company shall review the budget and strategic plan periodically with the Lenders and shall promptly advise the Lenders of all material changes therein and all material deviations therefrom.

         6.3 CONDUCT OF BUSINESS. The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith. The Company will use its best efforts, in its reasonable business judgment, to keep in full force and effect its corporate existence and all intellectual property rights owned by it and useful in its business (except such rights as the Company has reasonably determined are not material to the Company's continuing operations).

         6.4 PAYMENT OF TAXES, COMPLIANCE WITH LAWS, ETC. The Company shall pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or its property before the same shall become in default, as well as an lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof, Provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by it in good faith by appropriate proceedings and an adequate reserve therefor has been established. Each Founder shall pay and discharge all lawful taxes, assessments, governmental charges or levies imposed upon him or his property with respect to the earnings of the Company before the same shall be in default, except those the validity of which are being contested by them in good faith by appropriate proceedings. The Company will use its best efforts to comply, in all material respects, with all applicable laws and regulations in the conduct of its business, to the extent failure to comply would have a material adverse effect on the Company and its business.

         6.5 ADVERSE CHANGES. To the extent not disclosed in the financial statements to be provided under Section 6.1, the Company will promptly advise the Lenders of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, could result in such a material adverse change.

         6.6 INSURANCE. The Company will keep its insurable properties insured, upon reasonable business terms, against liability, errors and omissions, and the perils of casualty, fire, business interruption, and extended coverage in amounts of coverage substantially similar to those customarily maintained by companies in the same or similar business, and of similar size, as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business, and of similar size.

         6.7 LIFE INSURANCE. The Company will use its best efforts to obtain and maintain, and continue to pay the premiums on, key man life insurance policies from financially sound and reputable insurers on the life of each of the Founders in the face amount of $5,000,000, which such policy shall (a) name the Company as the beneficiary thereof, and (b) not be cancelled or materially amended or changed without the prior written consent of the Lenders. The Company will not transfer, borrow against or pledge said policies without the prior written consent of the Lender. Notwithstanding the foregoing, the Company shall not be required to obtain or maintain key man life insurance policies on either of the Founders if the Company and the Lenders jointly determine that the cost of obtaining or maintaining any such policy is unreasonably expensive.

         6.8 MAINTENANCE OF PROPERTIES. The Company, in its reasonable discretion, will maintain all properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted.

         6.9 AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 6.9 or otherwise expressly provided in this Agreement, the Company will not engage in any transactions with, or make any payments or distributions to or for the benefit of, or any persons or entities controlled by, related to or affiliated with either of the Founders, without the prior written consent of the Lenders; PROVIDED, HOWEVER, that the Company shall be entitled to: (a) make the distributions to Founders as provided in Section 5.3 hereof; (b) provide the Founders with such health, disability, pension, profit sharing and other benefits that are generally available to all officers and employees of the Company; (c) make salary, bonus and other payments to the Founders as provided in Section 6.10 hereof, and (d) accept capital contributions from the Founders on their Common Stock.

         6.10 MANAGEMENT COMPENSATION. Compensation paid by the Company to its management (including the Founders) and other employees will be: (i) both reasonably comparable to compensation paid to similarly-situated employees in companies in the same or similar businesses of similar size and maturity and with comparable financial performance and reasonable in relation to the Company's overall compensation structure; or (ii) reasonably consistent with the past practice of the Company as set forth on SCHEDULE 6.10; PROVIDED, HOWEVER, that in no event shall the Company be required to decrease the cash compensation payable to any such person below the amounts paid to such persons prior to the date hereof.

         6.11 BOARD OF DIRECTORS; INSPECTION. The Lenders shall be entitled to send two representatives (the "Lender Representatives") to attend all meetings of the Board of Directors of the Company, but such Lender Representatives shall not be considered elected members of the Board of Directors of the Company. The Company will ensure that meetings of the Board of Directors of the Company are held at least once each calendar quarter and provide the Lender Representatives with at least twenty (20) days prior written notice of all Board of Director meetings as well as copies of all materials provided to the Directors. The Company will reimburse the Lender Representatives for their reasonable travel expenses, including the cost of air fare and any necessary meals and lodging, incurred in connection with attending such meetings or performing such other business on behalf of the Company as may be approved by the Company in advance. The Company will notify the Lenders in writing five (5) business days prior to the effectiveness of any action to be taken by written consent of directors or stockholders, except with respect to ministerial matters, and will provide reasonable opportunity for consultation with the Lenders with regard to the matters covered thereby during such five-day period prior to the effectiveness of such consents. The Company's Board of Directors shall consist, initially, of the two (2) Founders; PROVIDED, HOWEVER, that the Founders shall use their best efforts to find and appoint at least one qualified, unaffiliated person willing to serve as a Director of the Company within twelve (12) months after the Closing Date and the Board of Directors shall, at that time, be expanded correspondingly. Upon conversion of the Debentures and for so long as the Lenders continue to hold Debentures, Convertible Preferred Stock or Conversion Shares representing 15% of the common equity in the Company on a fully-diluted basis, the Board of Directors shall be increased so as to permit the Lenders, as a group, to designate two (2) representatives to be elected as members of the Board of Directors of the Company and the Founders agree to vote their shares so as to elect the individuals so designated by the Lenders. The Company shall ensure that the stock certificates held by the Founders and their Permitted Transferees are properly legended to reference this voting agreement. The Lenders' Director designees shall be entitled to reimbursement of all reasonable travel expenses incurred in connection with their attendance at all Board meetings and the Lenders' Director designees shall be entitled to receive the same board fees and other compensation, if any, paid to any outside Directors. The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Lenders to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with its agents, officers and independent accountants, all at such reasonable times and as often as may be reasonably requested, in all cases so as not to interfere with the Company's operations or personnel.

         6.12 ISSUANCE OF CAPITAL STOCK, CONVERTIBLE SECURITIES, OPTIONS, WARRANTS OR RIGHTS. The Company covenants and agrees that it will not sell or issue any shares of capital stock or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for shares of capital stock, or options, warrants or rights carrying any rights to purchase shares of capital stock or convertible or exchangeable securities of the Company other than pursuant to or as referenced in this Agreement; PROVIDED, HOWEVER, that the Company may: (a) issue Common Stock, options, stock appreciation rights or other common stock equivalents to employees of the Company representing up to 395,722 shares of Common Stock with the prior written consent of the Lenders (it being expressly understood that no third party beneficiary rights are intended hereby nor shall any be inferred ;(b) engage in a Qualified Public Offering of its common stock; and (c) issue the Preferred Shares upon conversion of the Debentures and the Conversion Shares upon conversion of the Convertible Preferred Stock.

         The Lenders may, in their sole discretion, condition any waiver of the provisions of this Section 6.12 upon the Company offering each of the Lenders (on a pro rata basis with an overallotment option as to any amounts thereof not taken up by any other Lender) the right to participate in all or any portion of such proposed financing, on the most favorable terms and conditions proposed to be extended by the Company.

         6.13 MERGER, CONSOLIDATION, REORGANIZATION, SALE OF ASSETS, ACQUISITION. The Company will not: (a) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or any substantial portion of its assets, other than sales of inventory in the ordinary course of business, sales of obsolete assets and sales of other assets in any one fiscal year which have a book value of less than $100,000; (b) merge with or into or consolidate with another corporation, partnership or other entity (other than a wholly-owned subsidiary or in connection with an acquisition permitted under clause (c) below); or (c) acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of shares of capital stock or otherwise where the consideration of any individual acquisition exceeds $1,000,000 or the consideration for all such acquisitions in the aggregate exceeds $5,000,000, and subject to the other limitations contained herein.

         6.14 NO AMENDMENTS TO CHARTER DOCUMENTS. The Company will not make any amendment or modification to, or waiver of any of the terms of, the Company's Amended and Restated Articles of Incorporation.

         6.15 RESTRICTIONS ON OTHER AGREEMENTS. Other than as provided in or contemplated by Section 11 of this Agreement, the Company will not enter into any agreement with any party which by its express terms: (a) restricts the payments due the holders of the Debentures; or (b) otherwise conflicts with or impairs any of the rights or privileges granted to the Lenders hereunder.

         6.16 ENFORCEMENT OF EMPLOYEE CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENTS AND NON-COMPETITION AGREEMENTS. The Company agrees that it will diligently enforce all of its rights under: (a) the Non-Competition Agreements referred to in Section 3.3 hereof; and (b) subject to the exercise of its reasonable judgment, the employee confidentiality and inventions assignment agreements referred to in Section 3.14 hereof, in its reasonable discretion.

         6.17 STAY, EXTENSION AND USURY LAWS. For so long as any of the Debentures remain outstanding, the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but will suffer and permit the execution of every such power as though no such law has been enacted.

         Notwithstanding anything herein or in the Debentures which may be to the contrary, in no event, contingency, or circumstances whatsoever shall the interest or any amount deemed to be interest payable by the Company hereunder with respect to the Debentures exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are finally determined to have been received by the Lenders, such excess shall be considered payments in respect of the principal of the Debentures, and, if the principal of the Debentures has been paid in full, shall be refunded to the Company. All sums paid or agreed to be paid to any Lender for the use, forbearance, or detention of the Debentures shall, to the extent permitted by law, be amortized, prorated, allocated, and spread throughout the entire term of the Debentures.

SECTION 7. CONVERSION

         At any time upon and after the earliest of: (a) June 30, 1997; (b) the Company successfully completing an initial public offering of its Common Stock;
(c) the Company selling, leasing or otherwise disposing of all or any substantial portion of its assets other that in the ordinary course of business;
(d) the Company merging or consolidating with or into another corporation, partnership or other entity (other than as expressly permitted under Section
6.13 above); (e) the Founders transferring, selling or otherwise disposing of any of their ownership interest in the Company other than as expressly permitted under Section 9, (f) the Company's issuance of a written notice to the Lenders exercising its voluntary prepayment right; or (g) the occurrence of an Event of Default pursuant to subsection (f) or (g) of Section 8.1 hereof (following any applicable remedy period, including the 60 day period in which an Involuntary Petition may be dismissed or, stayed), Lenders holding a majority in interest of the Debentures may, upon 30 days prior written notice, require that all of the then outstanding Debentures be converted into 22,556.14 shares of Convertible Preferred Stock and for each $1,000 in principal amount of the Debentures being converted one (1) share of Redeemable Preferred Stock; PROVIDED, HOWEVER, that in the event that any principal of the Debentures shall have been prepaid prior to conversion, such prepayment shall only reduce the amount of Redeemable Preferred Stock received upon conversion and shall not reduce the amount of Convertible Preferred Stock received upon such conversion. Except as contemplated by Section 9.3 hereof, no partial conversion of the Debentures shall be permitted.

         Notwithstanding anything in this Agreement to the contrary, the
Debentures: (a) may be partially converted pursuant to Section 9.3 hereof; and
(b) may not be prepaid as a result of the events set forth in Section 1.2(f) hereof unless the Lenders shall have (i) received at least sixty (60) days prior written notice of such event and the related prepayment of the Debentures and
(ii) been afforded an opportunity to convert the Debentures prior to the consummation of such event. In connection with the conversion of Debentures under this Section 7, the Company shall pay to the Lenders, in cash, all accrued but unpaid Interest on the Debentures through the date of such conversion and each Leader shall surrender all of its Debentures, marked cancelled, and acknowledged by the Lenders to be paid-in-full, to the Company at the Company's principal office in exchange for the shares of Convertible Preferred Stock and Redeemable Preferred Stock and interest payments described above. Upon delivery of the Debentures to the Company, marked cancelled, the Lenders shall be deemed to be shareholders in the Company holding their respective shares of Convertible Preferred Stock and Redeemable Preferred Stock. The Company shall make such filings as are required and obtain all necessary consents and approvals necessary to consummate such conversion, including, if applicable, all necessary filings and approvals under Title 11 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company shall take all other action that the Lenders may reasonably request to evidence and effectuate the Lenders becoming shareholders holding shares of Convertible Preferred Stock and Redeemable Preferred Stock in the Company. The Company will comply with all applicable state "blue sky" or securities laws in connection with the issuance and sale of the Debentures, any of the securities into which the Debentures may be converted and the other securities issued by the Company. Upon such conversion, the Company's Board of Directors shall be expanded to include an additional two members in accordance with Section 6.11 hereof.

SECTION 8. EVENTS OF DEFAULT; REMEDIES

         8.1 EVENTS OF DEFAULT.

         In each case of the happening of the following events while any of the Debentures are outstanding (each of which is herein sometimes referred to as an "Event of Default"):

                  (a) if a default occurs in the payment of any premium, installment of the principal of, interest on, or other obligation with respect to, the Debentures, whether at the due date thereof or upon acceleration thereof, and, solely in the case of any such default in the payment of interest, charges, fees or expenses, such default continues for more than five (5) days after the due date thereof; i

                  (b) if any material representation or warranty made herein or in any agreement executed in connection with, or in any schedule, certificate, financial statement or other instrument furnished in connection with, this Agreement shall prove to have been false or misleading when made in any material respect;

                  (c) if a default occurs in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the provisions of Sections 5, 6.9, 6.10, 6.12 or 6.13 of this Agreement and such default remains uncured for thirty (30) days after the occurrence thereof, or for such longer period if the default cannot reasonably be cured within such 30-day period and the Company is diligently pursuing cure of the default, but in no event for a period greater than 90 days after written notice thereof has been delivered by the Lenders to the Company, PROVIDED, HOWEVER, that if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof,

                  (d) if a default occurs in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to any of the provisions of this Agreement not referenced in subsections (b) or (c) above and such default remains uncured for forty-five (45) days after written notice thereof has been delivered by the Lenders to the Company, or for such longer period if the default cannot reasonably be cured within such 45-day period and the Company is diligently pursuing cure of the default, but in no event for a period greater than 90 days after written notice thereof has been delivered by the Lenders to the Company, PROVIDED, HOWEVER , that if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

                  (e) if a default occurs with respect to any other Indebtedness of the Company for borrowed money in an aggregate amount in excess of $500,000 and such default is not remedied or waived within thirty (30) days of the date thereof;

                  (f) if the Company shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing;

                  (g) there shall be filed against the Company an involuntary petition seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the 'Company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition");

                  (h) if final judgment(s) from a court of competent jurisdiction for the payment of money in excess of an aggregate of $500,000 shall be rendered against the Company and the same shall remain unstayed or undischarged for a period of thirty (30) consecutive days, during which time execution shall not be effectively stayed; or

                  (i) if there occurs any attachment of any property of the Company in an amount exceeding $500,000, which shall not be discharged or bonded within thirty (30) days of the date of such attachment;

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default at the election of the Lenders, the Debentures shall immediately become due and payable, both as to principal and interest, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Debentures to the contrary notwithstanding (except in the case of an Event of Default under subsections (f) or (g) of this Section, in which event such Indebtedness shall automatically become due and payable). In the event of an acceleration of the Debentures as a result of the filing of an Involuntary Petition as specified in subsection (g) of this Section, such acceleration shall be rescinded, and the Company's rights hereunder reinstated, if, within sixty (60) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed or stayed, and there shall exist no other Event of Default under this Agreement.

         8.2 REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur and be continuing, the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement or the Debentures, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Lenders hereby or the Debentures shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding anything in this Agreement or the Debentures to the contrary, the Lenders shall only have recourse against the Founders hereunder, whether on account of an Event of Default or otherwise, for: (i) fraud; (ii) intentional or knowing misrepresentation; or (iii) breach by the Founders of Sections 5.3, 6.9 or 6.10, and . in no event shall the Lenders be entitled, except as otherwise provided hereunder or in Section 12 hereof, to seek payment from the Company or the Founders in excess of the then outstanding principal amount of the Debentures, all accrued interest thereon and any collection costs incurred by the Lenders.

SECTION 9. FOUNDER COVENANT

         Until the Company shall successfully complete a Qualified Public Offering, each of the Founders shall comply with the following covenant during the period that any of the Debentures or any shares of Convertible Preferred Stock remain outstanding. The Company shall ensure that the stock certificates held by the Founders and their Permitted Transferees are properly legended to reference these restrictions on transfer.

         9.1 PROHIBITED AND PERMITTED TRANSFERS; DEFINITIONS.

                  (a) From and after the Closing Date, neither of the Founders shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except in compliance with the terms of this Section
9. Notwithstanding the foregoing, the Founders' Shares may be transferred without complying with Sections 9.2 or 9.3 hereof as provided in the following clauses (individuals receiving shares from the Founders pursuant to any of the following permitted transfers are collectively referred to as the "Permitted Transferees"): (i) by way of gift to their respective spouse or to their siblings or lineal descendants or ancestors or to any trust for the benefit of any one or more of the foregoing or to an unleveraged partnership or corporation in which all of the equity interests are beneficially owned by any one or more of the foregoing; provided that any such transferee shall agree in writing with the Lenders, as a condition to such transfer, to be bound by all of the provisions of this Agreement with respect to such Shares to the same extent as the Founders and provided, further, that such transfers in the aggregate represent less than 50% of the applicable Founder's Shares; (ii) by any sale or disposition of Shares pursuant to a registered public offering in which the Lenders have rights to participate pursuant to the Registration Rights Agreement; (iii) any transfer, disposition, assignment, sale or hypothecation of Shares pursuant to a merger or consolidation of the Company with any other entity approved by the Lenders; or (iv) any transfer upon the death of a Founder.

                  (b) As used in this Section 9, "Shares" shall mean and include: (i) with respect to the Lenders, all Debentures, and all shares of Convertible Preferred Stock, Conversion Shares and Redeemable Preferred Stock into which the Debentures are ultimately convertible; (ii) with respect to the Founders (which term, for the purpose of this Section 9 shall be deemed to include all Permitted Transferees of the Founders), all shares of Common Stock, and any options or other securities exercisable or convertible into Common Stock and/or other capital stock of the Company now owned or hereafter acquired by any of the Founders or their Permitted Transferees and, in each case together with any securities acquired as a result of any conversion, stock split, stock dividend, recapitalization or the like. For all purposes of this
Section 9, options and other securities convertible into or exchangeable for capital stock shall be deemed to be equivalent to the number of shares of capital stock which they may be exercised for or converted into, as of the applicable date, with appropriate adjustments to reflect applicable exercise prices, if any.

         9.2 RIGHT OF FIRST REFUSAL.

                  (a) If at any time either of the Founders desires to sell or otherwise transfer all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), such Founder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Lenders or the then holders of the Debentures on terms and conditions including price, not less favorable than those on which such Founder proposed to sell such Offered Shares to the Proposed Transferee. The Offer shall be submitted to the Lenders at least 45 days prior to the proposed transfer and shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by such Founder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Lenders and/or their designees and assigns may purchase all, but not less than all, of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein and shall also advise the Lenders of their co-sale rights pursuant to Section 9.3 hereof, provided, however, that notwithstanding anything contained herein to the contrary, (i) the Lenders may assign all or a portion of their rights to accept the Offer to their respective affiliates who are not direct customers or competitors of the Company and (ii) any such assignment shall only be permitted with respect to a proposed sale by the Founders where the sale price equals or exceeds $10 million. Each Lender who desires to purchase any of the Offered Shares shall communicate in writing its election to purchase to the applicable Founder, which communication shall state the number of Offered Shares that such Lender desires to purchase, and shall be given within 30 days of the date on which notice of the Offer is given. In the event that the Lenders elect to purchase an aggregate number of Offered Shares that is greater than the number of Offered Shares, then each Lender will be deemed to have elected to purchase that number of Offered Shares that is equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is the total number of Offered Shares that such Lender elected to purchase and the denominator of which is the total number of Offered Shares that all of the Lenders electing to purchase Offered Shares elected to purchase.

                  (b) Any communication of acceptance from the Lenders shall, when taken in conjunction with the Offer and except as provided in Section 9.2(c) hereof, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sales of the Offered Shares to be sold to the Lender shall be made at the offices of the Company within 60 days after the Offer was first made. Such sale shall be effected by the applicable Founder's delivery of a certificate or certificates evidencing the Offered Shares to be sold, duly endorsed for transfer against payment of the purchase price therefor.

                  (c) If the Lenders collectively do not elect to purchase all of the Offered Shares, none of the Offered Shares shall be sold to or purchased by the Lenders, and the Offered Shares may be sold by the applicable Founder(s) at any time within the 90-day period after the expiration of all applicable periods referred to in Section 9.3(b) hereof. Any such sale shall be to the Proposed Transferee(s), at not less than the price and upon other terms and conditions, if any, not, more favorable to the Proposed Transferee(s) than those specified in the Offer and shall be subject to Section 9.3 hereof. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of this Section 9.2 and Section 9:3 hereof. If Offered Shares are sold pursuant to this Section 9.2 to any person who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to the restrictions or benefits imposed by this Section 9.2.

                  (d) The Lenders may assign their rights under this Section 9.2 to any transferee of Debentures or securities of the Company (or its successors) held by them upon conversion of the Debentures or an affiliate; provided, however, that no assignment may be made to any entity which is (or which has an affiliate which is) a direct competitor or customer of the Company.

         9.3 RIGHT OF PARTICIPATION IN SALES.

                  (a) If at any time either Founder or his Permitted Transferees desire to sell all or any part of the Shares owned by them to any person other than to a Permitted Transferee or to the Lenders pursuant to Section 9.2 (such person or entity referred to herein as a "Third Party Purchaser"), each, Lender shall have the right to sell to the Third Party Purchaser, as a condition to such sale by the applicable Founder, at the same price per share and otherwise upon other terms and conditions that are in the aggregate the same as involved in such sale by such Founder, up to such Lender's Pro Rata Share (as defined below) of the total number of Shares proposed to be sold by such Founder and/or his Permitted Transferees (subject to subsection (b) below). For purposes of this Section 9.3, the term "Pro Rata Share" shall mean the percentage of voting stock that the Debentures, Convertible Preferred Shares and Conversion Shares held by the Lenders then represent on a fully-diluted basis of all voting stock then outstanding. In connection with the exercise of their rights hereunder, the Lenders shall, notwithstanding anything herein or in the Company's charter to the contrary, be entitled to partially convert the Debentures.

                  (b) At the time of the initial notice described in Section 9.2(a) above, any transferring Founder shall also provide each Lender with a calculation as to the number of shares that may be sold by them to the Third Party Purchaser pursuant to this Section 9.3. Each Lender wishing to participate in any sale under this Section 9.3 shall notify the transferring Founder in writing within 30 days after the giving of the notice described in Section 9.2(a). Except as provided in Section 9.3(d) below, no Shares may be purchased by the Third Party Purchaser from the transferring Founder unless the Third Party Purchaser simultaneously purchases from the Lenders all Shares which they have elected to sell pursuant to this Section 9.3, with the sales to such Third Party Purchaser to be consummated not prior to the expiration of all notice periods described in this Section 9.3(b) and (in the case of the transferring Founder) not after the expiration of the 90-day period described in
Section 9.2(c).

                  (c) Any Shares sold to a Third Party Purchaser pursuant to this Section 9.3 shall no longer be subject to the restrictions or benefits imposed by this Section 9.3.

                  (d) If the Lenders do not hold securities of the type being offered under this Section 9.3 by the transferring Founder, (i) the Lenders shall have the right to convert and sell such portion of their securities as is convertible into the number of securities (or equivalent securities) which the Lenders would otherwise have been entitled to sell under this Section 9.3 to the Third Party Purchaser, and (ii) in the event that the Lenders hold Debentures and, notwithstanding anything herein or in the Company's charter to the contrary, they shall be entitled to payment from the Company of all accrued but unpaid Interest through the sale date and any portion of the principal which is not convertible into equity securities that are substantially equivalent to the Shares held by the transferring Founder.

                  (e) The Lenders may assign their rights under this Section 9.3 to any transferee of Debentures or securities of the Company (or its successors) held by them upon conversion of the Debentures; PROVIDED, HOWEVER, that no assignment may be made to any entity which is (or which has an affiliate which is) a competitor or customer of the Company.

SECTION 10. REPRESENTATIONS AND WARRANTIES OF THE LENDERS

         10.1 REPRESENTATION OF LENDERS. In order to induce the Company and the Founders to enter into this Agreement, each Lender hereby severally represents and warrants to and agrees with the Company and each of the Founders with respect to such Lender's purchase of Debentures hereunder that as of the date hereof:

                  (a) The execution of the Agreement has been duly authorized by all necessary action on the part of the Lender, and this Agreement has been duly executed and delivered, and constitutes a valid, legal and binding agreement of the Lender enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditor's rights or general principles of equity. The Lender understands and acknowledges that there can be no assurances that the conversion privilege on the Debentures will be of any future value or that it is substantially certain to be exercisable.

                  (b) The Lender is acquiring the Debentures for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act. The Lender has not been formed for the specific purpose of making the investment contemplated by this Agreement, the information concerning the state of residence of each Lender supplied to counsel for the Company is true and correct as of the date hereof and, except with respect to TA Venture

Investors, the Lender is an "accredited investor, as defined under the Securities Act and the regulations promulgated thereunder. The Lender will not transfer any interests in the Debentures, or any shares of Convertible Preferred Stock, Redeemable Preferred Stock or Conversion Shares unless such transfers are
(i) registered under all applicable federal and state securities laws or are exempt from such registration or (ii) exempt from registration; provided, however, that in no event shall any transfers be made to entities who are direct competitors or customers of the Company.

                  (c) The Lender understands that because the Debentures have not been registered under the Securities Act, it cannot dispose of any or all of the Debentures unless such Debentures are subsequently registered under the Securities Act or exemptions from such registration are available. The Lender acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no independent right to require the Company to register the Debentures, that the Company has no intention to register the Debentures, and that the Company may not accomplish a public offering of the Debentures or the securities into which they are convertible.

                  (d) The Lender is knowledgeable and experienced in the making of investments in private enterprises, is able to bear the economic risk of loss of its investment in the Company, has been granted the opportunity to investigate the affairs of the Company, and has availed itself of such opportunity either directly or through its authorized representative.

                  (e) The Lender has been advised that the Debentures have not been and are not being registered under the Securities Act or under the securities or "blue sky" laws of any jurisdiction and that the Company in issuing the Debentures is relying upon, among other things, the representations and warranties of each Lender contained in this Section 10 in concluding that each such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

                  (f) The Company will not be responsible for, and the Lender will hold the Company and the Founders harmless from, brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement which are based on any arrangement or agreement expressly made by or on behalf of the Lender.

                  (g) The Lender has had access to or been supplied with all material information. regarding the Company, its financial condition and historical results of operations, and all questions concerning the Company have been answered to its satisfaction.

                  (h) The Lender agrees that all representations contained in this Section shall be repeated and reaffirmed at the time of each subsequent conversion of the Debentures into Shares of the Convertible Preferred Stock and Redeemable Preferred Stock, or conversion of the Convertible Preferred Stock into Conversion Shares.

         10.2 CONFIDENTIALITY. Each Lender agrees and covenants with the Company that until the Company has completed an initial public offering, it will keep all Confidential Information strictly


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



confidential and shall not publicly disclose any part or all of the Confidential Information for any reason whatsoever without the consent of the Company; PROVIDED, HOWEVER, that this Section 10.2 shall not prohibit any of the Lenders from disclosing the Company's financial results or condition in periodic reports to their respective investors or as otherwise required by applicable law.

         For purposes of this Section 10.2, "Confidential Information" shall mean all information disclosed by the Company in writing as and only to the extent it involves development, design, production, testing or manufacturing of the products of the Company or the financial results of the Company's operation prior to the completion of a public offering or a sale of the Company. Notwithstanding the foregoing, Confidential Information shall not include information which is: (i) already in a Lenders' possession at the time of its disclosure to such Lender or is subsequently developed or discovered by the Lenders without the use of Confidential Information of the Company, (ii) is generally known to the public or in the trade, or becomes so known other than as a result of a breach of the Lenders' obligations hereunder, (iii) is disclosed to the Lenders on a nonconfidential basis by a person other than the Company, provided that such person is not known by the Lenders to be in violation of a confidentiality agreement with the Company in making such disclosure.

         10.3 CALL RIGHT ON CONVERSION SHARES.

                  (a) At the election of the Company, the Company may repurchase all, but not less than all, of the Conversion Shares then outstanding at any time between December 1, 2000 and December 1, 2001, so long as: (i) the Company has not completed a public offering of its Common Stock under the Securities Act of 1933, as amended, on or prior to such date; and (i) the Redeemable Preferred Stock shall have been redeemed in full on or prior to such date. If the Company elects to repurchase the Conversion Shares, it shall give written notice of such election at least 90 days prior to the date of repurchase, together with the Company's estimate of the Fair Market Value of the Conversion Shares and the date of repurchase, to the holders of the Conversion Shares and all of the Conversion Shares shall be repurchased on, or within 90 days after, the date specified for repurchase in the Company's notice (the "Repurchase Date") for a per share cash purchase price equal to the Fair Market Value (as determined in Section 3(d) below) of the Conversion Shares plus any accumulated and unpaid dividends (the "Repurchase Price"). On or after the Repurchase Date, each holder of Conversion Shares called for repurchase shall surrender the certificate evidencing such shares to the Company.

                  (b) From and after the Repurchase Date, unless there shall have been a default in payment or tender by the Company of the Repurchase Price, all rights of the holders with respect to such repurchased Conversion Shares (except the right to receive the Repurchase Price in accordance with the terms hereof upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Company or be deemed to be outstanding for any purpose whatsoever; PROVIDED HOWEVER that the holders of the Conversion Shares shall, in the event of an offering by the Company of equity securities or securities convertible into or exchangeable for equity securities, a sale of all or any substantial portion of the asset or outstanding capital stock of the Company or a merger or consolidation of the Company with or into another corporation or entity, in any such case occurring within two years of the Repurchase Date, be entitled upon the consummation of such transaction to receive the excess of: (i) the consideration which such holders would have been entitled to receive on their Conversion Shares had they been outstanding on such date or, in the event of a securities offering, been sold in such offering; over (ii) the aggregate Repurchase Price previously received by such holders.

                  (c) If the funds of the Company legally available for repurchase of the Conversion Shares on the Repurchase Date are insufficient to repurchase the total number of Conversion Shares, the Company shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such Conversion Shares to be repurchased. At any time thereafter when additional funds of the Company are legally available for the repurchase of the Conversion Shares, such funds will immediately be used to repurchase the balance of the Conversion Shares which the Company has become obligated to repurchase on the Repurchase Date but which it has not redeemed at the Repurchase Price together with any accrued interest thereon as provided below. If any Conversion Shares are not repurchased because the Company failed to pay or tender to pay the aggregate Repurchase Price on all outstanding Conversion Shares, all Conversion Shares which have not been repurchased shall remain outstanding and entitled to all the rights and preferences provided herein, and the Company shall pay interest on the unpaid portion of the Repurchase Price on the remaining Conversion Shares at an aggregate per annum rate equal to twenty percent (20%) or the maximum rate of interest permitted under applicable law, whichever is less.

                  (d) If the holders of a majority in interest of the Conversion Shares do not object in writing to the Company's estimate of the Fair Market Value of the Conversion Shares within fifteen (15) days after receipt of the Company's written notice of redemption, such estimate shall be the Fair Market Value for purposes of determining the Redemption Price of the Conversion Shares. If the holders of the Conversion Shares do timely object to the Company's estimate of Fair Market Value, the Company and such holders shall seek for a ten
(10) day period thereafter to negotiate the Fair Market Value in good faith. If the Company and the holders of a majority in interest of the Conversion Shares are unable to agree upon such Fair Market Value by the end of such period, each of the Company and the holders (acting by a majority in interest) shall, within ten (10) days thereafter, select an unaffiliated investment banking firm of nationally recognized standing in the software industry to appraise the Fair Market Value of the Conversion Shares. Each such firm will deliver its appraisal of the Fair Market Value within fifteen (15) days thereafter, and if the lower appraisal is at least 90% of the higher appraisal, the arithmetic mean of the two shall be the Fair Market Value. If the two appraisals vary by more than 10%, the two firms shall promptly select a third investment banking firm of nationally recognized standing in the software industry. Such third firm shall, within ten (10) days thereafter, deliver its appraisal of the Fair Market Value of the Conversion Shares, the two appraisals which are closest together in value shall be averaged and such amount shall be the Fair Market Value for purposes of determining the Redemption Price. The Fair Market Value of the Conversion Shares shall be determined: (i) without regard to the illiquid nature of such stock or for any discount attributable to the minority interest represented by such stock; (ii) with the Company valued as a going concern (including all net working capital); and (iii) on the basis of what a willing buyer would pay to a seller under no compunction to sell. All costs of the appraisals hereunder shall be borne by the Company.

SECTION 11. INTERCREDITOR MATTERS

         11.1 SUBORDINATION TO PAYMENT. Notwithstanding anything in this Agreement, in the Debentures or in any of the other documents and instruments executed and, or, delivered pursuant thereto or in connection therewith to the contrary, the Debentures shall be subordinate and junior in right of payment to the Senior Debt of the Company to the extent and in the manner set forth in this
Section 11. Except as specifically provided for otherwise in this Section 11, payments an account of the Debentures may be made by the Company and such payments may be received and retained by the Lenders as and when due.

         11.2 BANKRUPTCY OR LIQUIDATION. Upon the event of: (a) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings with respect to the Company; (b) any proceedings for voluntary liquidation, dissolution or other winding up of the Company (whether or not involving insolvency or bankruptcy proceedings); or (c) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or substantially all of the property, assets or business of the Company or the proceeds thereof to any creditor or creditors other than in the ordinary course of business (including without limitation any marshaling of assets), all Senior Debt shall be paid in full in cash (or other property acceptable to the holders of Senior Debt in their sole determination) before any payment or distribution, direct or indirect, whether in cash, securities, property or otherwise, shall thereafter be made on the Debentures; PROVIDED, HOWEVER, that this provision shall not preclude the Lenders from (i) exercising their conversion rights under Section 7 hereof and receiving the Preferred Shares issuable upon such conversion or (ii) exchanging the Debentures for other securities which are subordinated in right of payment to the Senior Debt on terms which are no more favorable to the Lenders than the terms of this Section 11.

         11.3 PAYMENT DEFAULT ON SENIOR DEBT. Except as specifically provided otherwise in Section 11.8 hereof, during the continuance of any default (without regard to any applicable grace or cure periods) in the payment of any sums (principal, interest or otherwise) due and payable on any Senior Debt (whether as a result of a periodic payment, maturity, acceleration or a mandatory prepayment), no payment on the Debentures, direct or indirect, whether in cash, securities, property or otherwise, shall be made after written notice of the foregoing default is given to the Company and the Lenders, unless and until the default under such Senior Debt shall have been cured in full or arrangements for such cure, which are accepted in writing by the holder of such Senior Debt, shall have been made.

         11.4 NON-PAYMENT DEFAULT ON SENIOR DEBT. Except as specifically provided otherwise in Section 11.8 hereof, upon the occurrence of a default on any Senior Debt (without regard to any applicable grace or cure periods), other than a default described in Section 11.2 or 11.3 above, no payment on Debentures, direct or indirect, whether in cash, property, securities or otherwise shall be made from the date that written notice of the foregoing default is given to the Company and the

Lenders and for a period of 120 days thereafter, unless and until the default under such Senior Debt shall have been cured in full or arrangements for such cure, which are accepted in writing by the holder of such Senior Debt, shall have been made PROVIDED; HOWEVER , that: (i) no more than two (2) payment blockage periods may be declared hereunder in any 365-day period; and (ii) no default may be cited as the basis for two (2) separate payment blockages in any 365-day period.

         11.5 LIMITATION ON THE EXERCISE OF CERTAIN RIGHTS. The Lenders agree that, upon written notice to it from any holder of Senior Debt specifying such holder's name and address, they will not thereafter, without at least one day's prior written notice to the holder of such Senior Debt, make any request or demand for, accelerate or bring any action with respect to, the payment of the Debentures.

         11.6 SUBROGATION. Upon the payment in full of all Senior Debt, the Lenders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until all of the obligations or the Debentures shall be paid in full. Except as may be otherwise ordered by a court with respect to the payments contemplated under Section 11.2 hereof, no payments or distributions to the holders of the Senior Debt of cash, property, securities or otherwise (including any amounts paid on account of the Debentures which are subsequently paid over to or held in trust for the benefit of the holders of any Senior Debt) shall, as between the Company, the Lenders and the Company's other creditors, be deemed to be a payment by the Company on account of the Debentures. The provisions of this
Section 11 are intended solely to define the relative rights of the Lenders, on the one hand, and the holders of Senior Debt, on the other hand, VIS A VIS, the Company.

         11.7 ABSOLUTE OBLIGATION. Nothing contained in this Section 11 is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Lenders, the obligation of the Company, which is absolute and unconditional, to pay to the Lenders any and all sums outstanding under the Debentures as and when the same shall become due and payable in accordance with the terms thereof. Nor is anything contained in this Section 11 intended to: (a) affect the relative rights of the Lenders and creditors of the Company other than the holders of Senior Debt, or (b) prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default, subject to the limitations set forth in Section 11.5 hereof and to the rights under this Section III of the holders of Senior Debt with respect to cash, property or securities of the Company received upon the exercise of any such remedy. The failure of the Company to make any payment on the Debentures by reason of any provision of this Debenture shall not be construed as preventing the occurrence of an Event of Default under Section 8.

         11.8 CONVERSION. Nothing contained in this Section 11 shall be deemed to Prohibit the rights of the Lenders to convert the Debentures pursuant to
Section 7 hereof and to receive the Preferred Shares issuable upon such conversion.

SECTION 12. INDEMNIFICATION

                  (a) The Company shall, to the full extent permitted by law, and in addition to any such rights which any Indemnified Party (as defined herein) may have pursuant to statute, the Company's charter, the Company's by-laws, or otherwise, indemnify and hold harmless each Lender (including its respective directors, officers, partners, employees and agents, an Indemnified Investor") and each person (a "Controlling Person" and collectively with Indemnified Investors, the "Indemnified Parties") who controls any of them within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, including any investigation, legal and other expenses incurred in connection with the investigation, defense, settlement or appeal of, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted ("Losses" or "Loss"), to which they, or any of them, may become subject by reason of their status as a security holder, creditor, director, agent, representative or controlling person of the Company, (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto); PROVIDED, HOWEVER, that the Company will not be liable to the extent that such Loss arises from and is based on an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof The indemnification and contribution provided for in this Section 12 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, employee, agent or Controlling Person of the Indemnified Parties.

                  (b) If the indemnification provided for in Section 12(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Lenders, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Lenders in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. In connection with the registration of the Company's securities, the relative benefits received by the Company and the Lenders shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Lenders, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Lenders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Lenders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Lenders agree that it would not be just and equitable if contribution pursuant to this Section 12(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 12(b) in excess of the lesser of (i) that proportion of the total of such Losses indemnified against equal to that proportion of the total securities sold under such registration statement which is being sold by such Lender or (ii) the proceeds received by such Lender from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) Any Indemnified Party that proposes to assert the right to be indemnified under this Section 12 will, promptly after receipt of notice of commencement of any claim or action against such party in respect of which a claim is to be made against the Company under this Section 12, notify the Company of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the Company will not relieve the Company from any liability that the Company may have to any Indemnified Party under the foregoing provisions of this Section 12 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. The Indemnified Party will have the right to retain its own counsel in any such action and all fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Company promptly as they are incurred; PROVIDED, HOWEVER, that the Indemnified Party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Indemnified Party to whom such expenses are advanced is not entitled to be indemnified as a matter of law; and PROVIDED FURTHER that so long as the Indemnified Party has reasonably concluded that no conflict of interest exists, the Company may assume the defense of any action hereunder with counsel reasonably satisfactory to the Indemnified Party. The Company shall not settle any action or claim for which indemnification is sought under this Section 12 without the prior written consent of the Indemnified Party.

SECTION 13. DEFINITIONS

         Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

"Capital Lease" means any lease of property (real, personal or mixed) which in accordance with generally accepted accounting principles consistently applied, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder should be disclosed in a note to such balance sheet as if so capitalized.

"Founders" means Wilburn Smith and Allan Gardner.

"Indebtedness" means with respect to any Person, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, (C) for any letter of credit or performance bond in favor of such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) any liability, contingent or otherwise, of such Person to any other Person for any purchase price associated with any acquisition of assets, business or otherwise (including any deferred purchase price, assumption of Indebtedness, noncompetition payments or other forms of consideration); (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability, contingent or otherwise; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) all other items (except items of capital stock, capital or paid-in surplus or of retaining earnings) which in accordance with generally accepted accounting principles, would be included as a liability on the balance sheet of such Person on the date of determination; and (v) any and all deferrals, renewals, extensions or refinancing of, or amendments, modifications of supplements to, any liability of the kind, described in any of the preceding clauses (i), (ii), (iii) or (iv).

"Lien" means any interest in, or claim. against, property relating to an obligation owed to, or claim by, a Person other than the owner of the property, whether such interest is. based on the common law, statute or contract, and including but not limited to any security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, any rights of first refusal, charges, claims, liabilities, limitations, conditions, restrictions or other adverse claims; provided, however, that "Lien" shall not include the interest retained by the lessor under a lease which is not a Capital Lease. For the purposes of this Agreement, the Company shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person or entity for security purposes and such retention or vesting shall be deemed to be a Lien.

"Person" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

"Qualified Public Offering" means an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock of the Company to the public in which the proceeds received by the Company and selling shareholders, net of underwriting discounts and commissions, equal or exceed $20,000,000 or such lesser amount as shall be mutually acceptable to the Company and the Lenders.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Lenders, as amended, supplemented or modified from time to time.

"Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, each as amended from time to time.

"Senior Debt" means the aggregate principal amount of any for money borrowed in accordance with the provisions of Section 5. 1 (b) hereof from an unaffiliated bank, insurance company or other financial institution.

"Tax" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, windfall profits, withholding, payroll, social security (or similar), unemployment, disability, real property, personal property, excise, occupation, sales, use, transfer, value added, alternative minimum, environmental, customs, duties, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

"Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

         The following terms shall have the meanings assigned to them in the provisions of this Agreement referred to below:

Advent - 10.1
Affiliate - 2.17
Base Balance Sheet - Section 2.6
CERCLIS - 2.20(a)
Closing - Section 1.3
Closing Date - Section 1.3
Common Stock - 2.3
Company - preamble
Conversion Shares - 2.2
Convertible Preferred Stock - 1.2(d)
Debentures - Preamble
Employee Program - 2.17
Employee Stock Plan - 2.3
Environmental Law - Section 2.20(c)
ERISA - Section 2.17
Event of Default -
Section 8.1 GAAP - 2.7
Hazardous Material - Section 2.20(c)
Hazardous Waste - Section 2.20(c)

Intellectual Property - 2.12
Interest - Section 1.2(a)
Involuntary Petition - Section 8.1(g)
IRS - Section 2. 10
Lender Representatives - 5.4
Lenders - preamble
Material Agreement - 2.11
Maturity Date - 1.1
Offer - 9.2(a)
Offered Shares - 9.2(a)
PCBs - Section 2.20(a)
Pension Plan - Section 2.17
Permitted Transferees - 9.1(a)
Preferred Shares - 2.2
Proposed Transferee - 9.2(a)
Pro Rata Share - 9.3(a)
Shares - 9.1(b)
Third Party Purchaser - 9.3(a)

SECTION 14. GENERAL

         14.1 AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Lender and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; PROVIDED, HOWEVER, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by, or requests or demands made pursuant to, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument or instruments signed by a majority in interest of the Lenders and the Company. Any amendment or waiver effected in accordance with this Section
14.1 shall be binding upon each holder of Debentures purchased under this Agreement at the time outstanding (including securities into which such Debentures have been converted), each future holder of all such securities and the Company.

         14.2 SURVIVAL OF COVENANTS: ASSIGNABILITY OF RIGHTS. All covenants, agreements, representations and warranties of the Company made herein and to be performed prior to or at the Closing and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Lender pursuant to the terms of this Agreement shall be presumed to have been material and to have been relied upon by such Lender, and, except as otherwise provided in this Agreement, shall survive the delivery of the Debentures and shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Lenders' successors and assigns and to transferees of the Debentures or any securities received upon conversion thereof, whether so expressed or not. Notwithstanding the foregoing or anything to the contrary contained in this Agreement: (a) the Lenders' transfer or assignment of their rights hereunder are expressly subject to such successor or assignee, as a condition to such transfer or assignment, agreeing in writing with the Company and the Founders to be bound by all of the provisions hereof; (b) all representations and warranties of the Company or the Founders contained or referenced in Section 2 hereof shall survive only for a period of two (2) years from the date of this Agreement, and any claim based upon any misrepresentations or breach of warranty by the Company or the Founders under Section 2 must be made within such period.

         14.3 GOVERNING LAW; JURISDICTION; VENUE. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Company and each Founder hereby agree that the state and federal court of The Commonwealth of Massachusetts shall have jurisdiction to hear and determine any claims or disputes between the Lenders and the Company or either of the Founders pertaining directly or indirectly to this Agreement and all documents, instruments and agreements executed pursuant hereto, or to any matter arising therefrom (unless otherwise expressly provided for therein). To the extent permitted by law, the Company and each of the Founders hereby expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced by the Lenders in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to. the Company and to each of the Founders at the address to which notices are to be sent pursuant to this Agreement. The Company and each of the Founders waive any claim that Boston, Massachusetts is an inconvenient form or an improper forum based on lack of venue. The choice of forum set forth in this section 14.4 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

         14.4 SECTION HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

         14.5 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         14.6 NOTICES AND DEMANDS. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given observed and received for all purposes when delivered in hand, by facsimile transmission with receipt acknowledged or by express delivery providing receipt of delivery, to the following addresses and numbers: if to the Company, at its address as shown on the signature page hereof, or at any other address designated by the Company to the Lenders in writing; if to a Lender, at its mailing address and facsimile number, if applicable, as shown on Exhibit A hereto, or at any other address or facsimile number designated by such Lender to the Company and the other Lenders in writing; and if to an assignee of a Lender, at its address or facsimile number as designated to the Company and the other Lenders in writing. Unless the context otherwise indicates, Advent VII L.P. shall be the Lenders' representative for receiving all notices and giving all consents required or permitted to be given hereunder. Any consent given by Advent VII L.P. to the Company or the Founders shall be binding on each of the Lenders and their respective successors and assigns.

         14.7 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such, prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         14.8 EXPENSES. The Company shall pay all costs and expenses that it incurs (including, without limitation, those of its accountants and lawyers) with respect to the negotiation, execution, delivery, performance and enforcement of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto, and the Lenders shall pay all costs and expenses that they incur with respect to the negotiation, execution and delivery of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto, except that upon and after the Closing pursuant to this Agreement, the Company shall reimburse the Lenders for all out-of pocket costs thereafter incurred by them on account of any filing fees, transfer taxes or documentary stamp taxes due on account of the issuance of the Debentures, the Preferred Shares or the Conversion Shares, or in connection with their attendance at Board of Directors meetings as provided in
Section 6.11, or enforcement of this Agreement, the Registration Rights Agreement or the terms of the Preferred Shares upon or after a breach thereunder (including the reasonable legal fees and disbursements of their counsel).

         14.9 INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        SMITH-GARDNER & ASSOCIATES, INC.



                                        By: /s/ Wilburn Smith
                                           ------------------------------------
                                           Name: Wilburn Smith
                                           Title: President



                                        ADVENT VII L.P.



                                        By: TA Associates VII L.P.,
                                            its General Partner



                                        By: TA Associates, Inc.,
                                            its General Partner



                                        By: /s/ Jacqueline C. Morby
                                           ------------------------------------
                                           Jacqueline C. Morby
                                           Managing Director



                                        ADVENT ATLANTIC AND PACIFIC II L.P.



                                        By: TA Associates AAP II Partners,
                                            its General Partner



                                        By: TA Associates, Inc.,
                                            its General Partner

                                        By: /s/ Jacqueline C. Morby
                                           ------------------------------------
                                           Jacqueline C. Morby
                                           Managing Director

                                        CHESTNUT CAPITAL INTERNATIONAL
                                          III LIMITED PARTNERSHIP



                                        By: TA Associates VI L.P.,
                                            its Attorney-in-Fact



                                        By: TA Associates, Inc.,
                                            its General Partner




                                        By: /s/ Jacqueline C. Morby
                                           ------------------------------------
                                           Jacqueline C. Morby
                                           Managing Director



                                        ADVENT NEW YORK L.P.




                                        By: TA Associates VI L.P.,
                                            its General Partner



                                        By: TA Associates, Inc.,
                                            its General Partner

                                        By: /s/ Jacqueline C. Morby
                                           ------------------------------------
                                           Jacqueline C. Morby
                                           Managing Director




                                        ADVENT INDUSTRIAL II L.P.



                                        By: TA Associates VI L.P.,
                                            its General Partner



                                        By: TA Associates, Inc.,
                                            its General Partner



                                        By: /s/ Jacqueline C. Morby
                                           ------------------------------------
                                           Jacqueline C. Morby
                                           Managing Director



                                        TA VENTURE INVESTORS LIMITED
                                        PARTNERSHIP



                                        By: /s/ Jacqueline C. Morby
                                           ------------------------------------
                                           Jacqueline C. Morby
                                           General Partner

                                        FOUNDERS:


                                        /s/ Wilburn Smith
                                        ---------------------------------------
                                        Wilburn Smith


                                        /s/ Allan Gardner
                                        ---------------------------------------
                                        Allan Gardner

                                                                       EXHIBIT A

                                 LIST OF LENDERS

                                                               Aggregate Amount of Debentures
                                 Name                                    Purchased
                                 ----                          ------------------------------
Advent VII L.P.                                                          $6,000,000
         c/o TA Associates
         115 High Street, Suite 2500
         Boston, Massachusetts 02110
         Facsimile Number: (617) 574-6728
Advent Atlantic and Pacific II L.P.                                      $3,572,000
         c/o TA Associates
         125 High Street, Suite 2500
         Boston, Massachusetts 02110
         Facsimile Number: (617) 574-6728
Chestnut Capital International M Limited Partnership                     $  450,000
         c/o TA Associates
         125 High Street, Suite 2500
         Boston, Massachusetts 02110
         Facsimile Number: (617) 574-6728
Advent New 'York L.P.                                                    $  600,000
         c/o TA Associates
         125 High Street, Suite 2500
         Boston, Massachusetts 02110
         Facsimile Number: (617) 574-6728
Advent Industrial II L.P.                                                $1,288,000
         c/o TA Associates
         125 High Street, Suite 2500
         Boston, Massachusetts 02110
         Facsimile Number: (617) 574-6728
TA Venture Investors Limited Partnership                                 $   90,000
         c/o TA Associates
         125 High Street, Suite 2500
         Boston, Massachusetts 02110
         Facsimile Number: (617) 574-6728
                                                    TOTAL               $12,000,000
